POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint, each of ANNA DI FIORE, JANET A. SPREEN and ERIN MCBRIDE BURKE, acting individually, as his or her true and lawful attorney, for him or her, and in his or her name, place and stead, to affix, as attorney- in-fact, the signature of the undersigned to reports to the Securities and Exchange Commission on Form ID and reports on Forms 3, 4, 5 or 144, and any amendments or related notices and filings in connection thereto, with respect to transactions or holdings by the undersigned in equity securities issued by Energy Focus, Inc., a public corporation incorporated in Delaware (“EFOI”), giving and granting unto each such attorney-in-fact full power and authority to do and performance every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall revoke any Power of Attorney previously executed by the undersigned regarding the filing of Forms 3, 4, 5 or 144 with the Securities and Exchange Commission for transactions in EFOI securities, but this revocation does not invalidate any actions taken pursuant to any prior Powers of Attorney. This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 3, 4, 5 or 144 reports with the Securities and Exchange Commission with respect to holdings of and transactions in securities issued by EFOI, unless revoked in writing prior thereto. IN WITNESS WHEREOF, this Power of Attorney has been signed at Pelham, NY U.S.A. , this _25th_ day of February, 2019. Jennifer Y. Cheng